Consent of independent registered public accounting firm

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-168077) of Bancolombia S. A. of our report dated April 30, 2013 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

PricewaterhouseCoopers Ltda.

Medellin, Colombia

April 30, 2013

PricewaterhouseCoopers Ltda., Edificio Forum, Calle 7 Sur No. 42- 70, Torre 2, Piso 11, Medellin, Colombia,

Tel: (57-4) 325 4320, Fax: (57-4) 325 4322, www.pwc.com/co